EXHIBIT 3.6

                          PLAN AND AGREEMENT OF MERGER
                                     BETWEEN
                           CORPORATE STRATEGIES, INC.
                            (A DELAWARE CORPORATION)

                                       AND

                            CORPORATE STRATEGIES, LLC
                       (A TEXAS LIMITED LIABILITY COMPANY)

      This Plan and Agreement of Merger (the "Agreement") is entered into as of March 21, 2002 (the "Effective Date") by and between CORPORATE STRATEGIES, INC., a Delaware corporation, and CORPORATE STRATEGIES LLC., a Texas limited liability company.

                                   WITNESSETH:

      WHEREAS in accordance with the provisions of Sections 252 of the General Corporation Law of the State of Delaware and in accordance with the Texas Business Corporation Act and the Texas Limited Liability Company Act, the patties bar desire to merge Corporate Strategies LLC into Corporate Strategies. Inc.; and

      WHEREAS this Agreement has been approved by resolution adopted by the Board of Directors of Corporate Strategies LLC and has been approved by resolution adopted by the Board of Directors of Corporate Strategies; and

      WHEREAS the Texas Business Corporation Act and the Texas Limited Liability Company Act permit a merger of a business of a limited liability corporation of the state of Texas with and Into a business corporation of another jurisdiction; and

      WHEREAS the General Corporation Law of the state of Delaware permits the merger of a business corporation of another jurisdiction with and into a business corporation of the state of Delaware.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. On and subject to the terms and conditions of this Agreement, the parties intend to merge Corporate Strategies LLC (the "Terminating Corporation") into Corporate Strategies, Inc. (the "Surviving Corporation").

      2. The Surviving Corporation in the merger herein certified shall be Corporate Strategies, Inc., which will continue its existence as said Surviving Corporation under the name Corporate Strategies, Inc., upon the Effective Date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

      3. Written consent has been given to the adoption of this Agreement by the holders of all of the outstanding stock of Corporate Strategies LLC and of Corporate Strategies, Inc. in accordance with the laws of each corporation's respective jurisdiction.

      4. The Certificate of Incorporation of Corporate Strategies, Inc. shall continue to be the Certificate of Incorporation of said Surviving Corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

      5. The present bylaws of the Surviving Corporation will be the bylaws of said Surviving Corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

      6. The directors and officers in office of the Surviving Corporation upon the Effective Date of the merger shall be the members of the first Board of Directors and the first officers of the Surviving. Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation.

      7. The membership interests of the Terminating Corporation held immediately prior to the Effective Date of the merger shall, upon the Effective Data of the merger, be converted into shares of common stock of the Surviving Corporation as follows:

                                                     Shares of common stock
                      Percentage of Terminating     of Surviving Corporation
      Name                Corporation held        to be issued upon conversion
-------------------   -------------------------   ----------------------------
Timothy J. Connolly            76.54%                     36,763,199
Ian Carson Connally            13.51%                      6,484,799
Michael O. Sutton               9.95%                      4,751,999


      8. This Agreement between the aforesaid constituent corporations shall be on file at the principal place of business of the aforesaid Surviving Corporation, the address of which is as follows:

                           Corporate Strategies, Inc.
                           1770 St. James Place
                           Suite 115
                           Houston, Texas 77056

      9. A copy of this Agreement shall be furnished by the aforesaid Surviving Corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

      IN WITNESS WHEREOF, the parties have executed this Plan and Merger Agreement as of the date first above written.

         Dated: March 21, 2002

                                    CORPORATE STRATEGIES, INC.

                                    By:
                                       -----------------------------------------
                                    Name: Timothy J. Connolly
                                    Title: President and Chief Executive Officer

         Dated: March 21, 2002

                                    CORPORATE STRATEGIES, LLC

                                    By:
                                       -----------------------------------------
                                    Name: Timothy J. Connolly
                                    Title: President